Exhibit 10.34

SYNOVUS FINANCIAL CORP.
Board of Directors Compensation
(Effective January 1, 2012)

Cash Compensation

Annual Board Retainer	$40,000

Annual Board Committee Member Retainers:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$10,000

Annual Committee Chair Retainers:*
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$10,000
Annual Lead Director Retainer	$5,000

*	Note: The committee chair will receive both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

At the discretion of the Corporate Governance and Nominating Committee - no equity awards were made in 2009, 2010 or 2011.

Director Stock Purchase Plan

Annual maximum company cash contribution per director participant to company-sponsored open market stock purchase plan, with company's contribution equal to 50% of director participant's cash contribution, subject to annual maximum contribution limit by director of $20,000	$10,000